Letter of Consent for Bank Deposits Deduction

                                                           Made at Head Office

                                                      30 December 1998


We, King Power Duty Free Co., Ltd., Thai nationality, with offices at 989 Siam Tower Building, Rama I Road, Pathumwan, Bangkok Metropolis, hereinafter called the "Consent Giver", owner of

         Fixed Deposits Account with Passbook No. 001-3-09768-5
         Baht  15,000,000.-                 (Fifteen Million Baht Only)

         Total    Baht  15,000,000.-        (Fifteen Million Baht Only)

hereinafter called the "Deposits", made the consent to Siam City Bank Public Company Limited, hereinafter called the "Bank", as follows :

1. The Consent Giver consent the bank to bring any one or all types of debt that the consent giver and/or - , hereinafter called "the said debtor" owe to the bank at present and/or the future debt including interest, stamp duties, fees, expenses, damages or compensation and other charges, whether it is due for payment or not, to deduct payment therefor from the deposits and/or debited into the above stated bank account, either in whole or in part, at any time whereby disregarding whether it is due date for payment or not, without having to notify the consent giver, and the consent giver agree not to object or dispute or take legal action for claiming the money back or cite right of claim to the bank.

If deduction for payment or debit into the said bank account causes insufficient amount to pay the outstanding debt, the consent giver agree to pay the amount of shortage to the bank accordingly.

2. In case the above bank account becomes due without having paid the debt according to Clause 1, the Consent Giver consent the bank to extend the validity of deposits continuously with no condition whatsoever, and the Consent Giver agree that the extended deposits shall be binding whereby the Bank is entitled to make deduction or debit payment of the debt according to Clause 1 in all respects, though the Consent Giver may not indicate the consent or endorse the new one.

3. Giving of the rights under this Letter of Consent shall also bind the subrogee of the Consent Giver until the said debt shall be repaid in full.

The Consent Giver, having understood the contents of this Letter of Consent entirely, hereunder sign his name (and affix seal, if any) in the presence of witnesses.


           Signed:..............signed...................The Consent Giver
                       King Power Duty Free Co., Ltd.,
(Seal of King Power Duty Free Co., Ltd.,)


Signed:......signed...........Witness     Signed:........signed..........Witness
    (Mr. Siriphon Tantichotiwat)                (Miss Nithaya  Traisasil)